SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 3, 2002

NATIONAL LAMPOON, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-15284 (Commission File No.)	95-4053296 (I.R.S. Employer Identification No.)

10850 Wilshire Blvd., Suite 1000
Los Angeles, CA 90024
(Address of principal executive officer)

(310) 474-5252
(Registrant’s telephone number, including area code)

J2 Communications

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-23.1 Consent of Eisner LLP.
EX-23.2 Consent of Ernst & Young LLP.

This Amendment No. 1 to Form 8-K amends Item 7 of the Current Report on Form 8-K filed on September 9, 2002 by the Registrant, National Lampoon, Inc., formerly known as J2 Communications (the “Registrant”), relating to the acquisition of Burly Bear Network, Inc. The Registrant is filing this Amendment No. 1 to include the required historical and pro forma financial information.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The following financial statements and notes of Burly Bear Network, Inc. are filed with this Current Report on Form 8-K:

Description	Page(s)

Years ended December 31, 2001 and 2000
Independent Auditor Reports	F-3—F-4
Balance Sheets as of December 31, 2001 and 2000	F-5
Statements of Operations for the years ended December 31, 2001 and 2000	F-6
Statements of shareholders’ equity for the years ended December 31, 2001 and 2000	F-7—F-8
Statements of cash flows for the years ended December 31, 2001 and 2000	F-9
Notes to financial statements	F-10—F-16
Six months ended June 30, 2002 and 2001
Balance Sheets (unaudited)	F-17
Statements of Operations (unaudited)	F-18
Statements of Cash Flows (unaudited)	F-19—F-20
Notes to Financial Statements	F-21—F-22

(c)	Pro Forma Financial Information

The following unaudited pro forma financial information of the Registrant is filed with this Current Report on Form 8-K:

Description	Page(s)

Introduction to Pro Forma Condensed Consolidated Financial Information	F-23
Pro Forma Condensed Consolidated Balance Sheet as of July 31, 2002 (unaudited)	F-24—F-25
Pro Forma Condensed Consolidated Statements of Operations for the year ended July 31, 2002 (unaudited)	F-26
Notes to Pro Forma Condensed Consolidated Financial Statements	F-27

2

(d)	Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated August 30, 2002, between National Lampoon Networks, Inc. and Burly Bear Network, Inc., and Joined In By J2 Communications and Constellation Venture Capital, L.P. This Exhibit is incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Registrant on September 9, 2002.
4.1	Piggyback Registration Rights Agreement, dated September 3, 2002, among J2 Communications, Constellation Venture Capital, L.P. and Certain Shareholders. This Exhibit is incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on September 9, 2002.
23.1	Consent of Eisner LLP.
23.2	Consent of Ernst & Young LLP.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 18, 2002

NATIONAL LAMPOON, INC.

	By	/s/ JAMES P. JIMIRRO James P. Jimirro, Chief Executive Officer And President

4

BURLY BEAR NETWORK, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2001 and 2000

BURLY BEAR NETWORK, INC.

Contents

Page(s)

Financial Statements
Independent auditor reports	F-3—F-4
Balance sheets as of December 31, 2001 and 2000	F-5
Statements of operations for the years ended December 31, 2001 and 2000	F-6
Statements of shareholders’ equity for the years ended December 31, 2001 and 2000	F-7—F-8
Statements of cash flows for the years ended December 31, 2001 and 2000	F-9
Notes to financial statements	F-10—F-16

INDEPENDENT AUDITORS’ REPORT

The Board of Directors
Burly Bear Network, Inc.

We have audited the accompanying balance sheet of Burly Bear Network, Inc. (the “Company”) as of December 31, 2001, and the related statements of operations, shareholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Burly Bear Network, Inc. as of December 31, 2000, was audited by other auditors whose report dated May 18, 2001, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Burly Bear Network, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has experienced recurring net losses and negative cash flows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note M(2), subsequent to the balance sheet date the Company sold substantially all its assets.

/s/ Eisner LLP
(formerly Richard A. Eisner & Company, LLP)

New York, New York March 1, 2002

With respect to Note M(1) April 1, 2002

With respect to Note M(2) August 30, 2002

Report of Independent Auditors

The Board of Directors
Burly Bear Network, Inc.

We have audited the accompanying balance sheet of Burly Bear Network, Inc. (the “Company”) as of December 31, 2000, and the related statement of operations, shareholder’s equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Burly Bear Network, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

New York, New York
May 18, 2001

BURLY BEAR NETWORK, INC.
Balance Sheets

	December 31,

	2001	2000

ASSETS
Current assets:
Cash and cash equivalents	$1,795,740	$1,038,983
Accounts receivable, net	906,535	207,169
Due from related party	4,222	4,222
Prepaid expenses and other current assets	1,985	162,680

Total current assets	2,708,482	1,413,054
Film library and production costs, net	1,341,235	1,306,971
Property and equipment, net	1,053,854	943,365
Other assets	80,580

Total assets	$5,184,151	$3,663,390

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$353,949	$402,983
Accrued expenses and other current liabilities	479,242	756,747
Due to related party	125,865
Capital lease obligation — current portion	14,373	16,664

Total current liabilities	973,429	1,176,394
Senior secured note		1,116,667
Capital lease obligation		16,930
Due to related party		517,356

Total liabilities	973,429	2,827,347

Shareholders’ equity:
Series A Convertible Participating Preferred Stock, $.01 par value; 47,100 shares authorized; 38,900 and 47,100 issued and outstanding as of December 31, 2001 and 2000, respectively	389	471
Series B-1 Convertible Participating Redeemable Preferred Stock; $.01 par value; 28,940 shares authorized; 28,940 and 22,300 issued and outstanding as of December 31, 2001 and 2000, respectively	290	223
Series B-2 Convertible Participating Redeemable Preferred Stock, $.01 par value; designation cancelled as of December 31, 2001; none and 6,640 issued and outstanding as of December 31, 2001 and 2000, respectively		67
Series C-1 Convertible Participating Redeemable Preferred Stock, $.01 par value; 96,364 authorized, issued and outstanding as of December 31, 2001	963
Series C-2 Convertible Participating Redeemable Preferred Stock, $.01 par value; designation cancelled as of December 31, 2001
Class A Common Stock, $.01 par value; 12,843,396 shares authorized; 818,000 and 408,000 issued and outstanding as of December 31, 2001 and 2000, respectively	8,180	4,080
Class B Common Stock, $.01 par value; designation cancelled as of December 31, 2001; none issued and outstanding as of December 31, 2001 and 2000
Additional paid-in capital	31,783,834	10,448,561
Accumulated deficit	(27,582,934)	(9,617,359)

Total shareholders’ equity	4,210,722	836,043

Total liabilities and shareholders’ equity	$5,184,151	$3,663,390

See notes to financial statements

BURLY BEAR NETWORK, INC.

Statements of Operations

	Year Ended December 31,

	2001	2000

Revenue	$2,397,016	$1,364,969
Agency commissions	(192,873)	(51,993)

Net revenue	2,204,143	1,312,976

Costs and operating expenses:
Direct costs	5,196,339	4,858,300
Selling, including $8,360,000 of noncash expense in 2001 in connection with stock issuance	10,155,314	1,974,276
General and administrative, including $834,000 of noncash expense in connection with warrant issuance	4,798,583	3,844,114

Total costs and operating expenses	20,150,236	10,676,690

Loss before provision for income taxes	(17,946,093)	(9,363,714)
Provision for income taxes	19,482	28,978

Net loss	$(17,965,575)	$(9,392,692)

See notes to financial statements

BURLY BEAR NETWORK, INC.
Statements of Shareholders’ Equity

	Series A		Series B-1		Series B-2		Series C-1		Series C-2
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock

	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance, January 1, 2000	47,100	$471	22,300	$223	6,640	$67
Net loss

Balance, December 31, 2000	47,100	471	22,300	223	6,640	67
Conversion of series A preferred stock to Class A common stock	(8,200)	(82)
Issuance of series C-1 and series C-2 preferred stock							56,534	$565	1,300	$13
Costs related to the sale of preferred stock
Conversion of series B-2 preferred stock into series B-1 preferred stock			6,640	67	(6,640)	(67)
Conversion of C-2 preferred stock into C-1 preferred stock							1,300	13	(1,300)	(13)
Issuance of series C-1 preferred stock for services							38,530	385
Issuance of warrants in connection with senior secured note
Net loss

Balance, December 31, 2001	38,900	$389	28,940	$290	—	$—	96,364	$963	—	$—

	Class A		Class B
	Common Stock		Common Stock		Additional
					Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, January 1, 2000	408,000	$4,080	—	$—	$10,448,561	$(224,667)	$10,228,735
Net loss						(9,392,692)	(9,392,692)

Balance, December 31, 2000	408,000	4,080	—	—	10,448,561	(9,617,359)	836,043
Conversion of series A preferred stock to Class A common stock	410,000	4,100			(4,018)		—
Issuance of series C-1 and series C-2 preferred stock					12,549,400		12,549,978
Costs related to the sale of preferred stock					(404,734)		(404,734)
Conversion of series B-2 preferred stock into series B-1 preferred stock							—
Conversion of C-2 preferred stock into C-1 preferred stock							—
Issuance of series C-1 preferred stock for services					8,360,625		8,361,010
Issuance of warrants in connection with senior secured note					834,000		834,000
Net loss						(17,965,575)	(17,965,575)

Balance, December 31, 2001	818,000	$8,180	—	$—	$31,783,834	$(27,582,934)	$4,210,722

See notes to financial statements

BURLY BEAR NETWORK, INC.

Statements of Cash Flows

	Year Ended December 31,

	2001	2000

Cash flows from operating activities:
Net loss	$(17,965,575)	$(9,392,692)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,228,599	914,734
Stock issued for services	8,361,010
Warrants issued in connection with senior secured note	834,000
Loss on disposition of assets	3,602
Bad debt expense	25,740	12,500
Changes in operating assets and liabilities:
Accounts receivable	(725,106)	(25,174)
Prepaid and other current assets	160,695	(109,962)
Other assets	(80,580)
Accounts payable	(49,034)	388,688
Accrued expenses and other current liabilities	(277,501)	430,251
Due to related party	125,865

Net cash used in operating activities	(8,358,285)	(7,781,655)

Cash flows from investing activities:
Acquisition of film library and production costs	(1,010,274)	(1,135,938)
Acquisition of property and equipment	(366,684)	(810,741)

Net cash used in investing activities	(1,376,958)	(1,946,679)

Cash flows from financing activities:
Payments of capital lease obligation	(19,221)	(17,994)
Due to related party, net	(284,023)	238,678
Proceeds from senior secured note	2,000,000	1,116,667
Proceeds from issuance of preferred stock	9,199,978	—
Stock issuance costs	(404,734)	—

Net cash provided by financing activities	10,492,000	1,337,351

Net increase (decrease) in cash and cash equivalents	756,757	(8,390,983)
Cash and cash equivalents at beginning of year	1,038,983	9,429,966

Cash and cash equivalents at end of year	$1,795,740	$1,038,983

Supplemental disclosures of noncash financing activities:
Conversion of senior secured note to preferred stock	$3,350,000
Conversion of due to related party to senior secured note	$233,333
Preferred stock converted to common stock	$4,100
Supplemental disclosures of cash flow information:
Taxes paid	$9,645	$17,107
Interest paid	$75,567	$4,501

See notes to financial statements

BURLY BEAR NETWORK, INC.
Notes to Financial Statements
December 31, 2001 and 2000

Note A — Basis of Presentation and Description of Business

Burly Bear LLC (“LLC”) was formed in 1997 by a joint venture with Broadway Video, Inc. (“BVI”) and Ursa Major Holdings, Inc. (“Ursa”) (formerly known as Burly Bear Network, Inc., a Connecticut Corporation). BVI and Ursa originally owned 80% and 20% of LLC, respectively. Because BVI’s funding of LLC, from inception through December 13, 1999, exceeded the committed amounts per the joint venture agreement, the ownership interest for BVI and Ursa changed to 84.48% and 15.52%, respectively. On December 14, 1999, LLC merged with Burly Bear Network, Inc. (a Delaware Corporation) (the “Company”). BVI’s ownership interest was converted into 47,100 shares of Series A Convertible Participating Preferred Stock (“Series A”) and Ursa’s ownership interest was converted into 408,000 shares of Class A common stock of the Company. Also, on December 14, 1999, pursuant to a private placement, the Company issued 22,300 shares of Series B-1 Convertible Participating Redeemable Preferred Stock and 6,640 shares of Series B-2 Convertible Participating Redeemable Preferred Stock (collectively, “Series B”) for $10,000,000 to outside investors.

The Company is a cable and marketing company anchored by a national network and a college cable television network, a broadband Internet destination and a touring, live event and field marketing business.

The Company’s financial statements have been prepared assuming the Company will continue as a going concern, which assumes the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred recurring net losses and net cash used in operating activities amounted to $8,358,000 and $7,782,000 during the years ended December 31, 2001 and 2000, respectively. The Company is continually working to contain costs and has the ability and intention to reduce or delay discretionary expenditures. During April 2002, the Company raised approximately $1,725,000 and is seeking to raise additional capital through the issuance of equity. Such an additional capital raise is necessary to fund working capital requirements. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount or classification of liabilities that might be necessary as a result of this uncertainty.

Note B — Summary of Significant Accounting Policies

[1] Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[2] Cash and cash equivalents:

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

[3] Revenue:

Television programming is produced and/or distributed by the Company through a national network and certain college and local access networks around the United States. Revenue is derived from the sale of television advertising, which is recognized in the period in which the advertising commercials are aired on the networks. The Company also generates revenue from the sale of sponsorship packages for its college campus tours and events which is recognized in the period in which the tour and event occurs. The Company also derives revenue from field marketing services.

The Company recorded barter revenue and expenses of approximately $13,000 and $206,000 during the years ended December 31, 2001 and 2000, respectively.

BURLY BEAR NETWORK, INC.
Notes to Financial Statements
December 31, 2001 and 2000

Note B — Summary of Significant Accounting Policies (continued)

[4] Deferred film library and production costs:

Certain costs incurred in the purchase and/or production of programming are capitalized and amortized over a period of three years. Other costs related to programming, which include program assembly, commercial integration and other costs, are expensed as incurred. The accumulated amortization related to deferred film library and production costs for the years ended December 31, 2001 and 2000 were approximately $2,443,000 and $1,467,000, respectively.

[5] Property and equipment:

The Company provides for depreciation and amortization of property and equipment over the estimated useful lives of the assets ranging from five to seven years, on the straight-line method. Capital leases for certain technical equipment are depreciated on a straight-line basis over the life of the asset. Leasehold improvements are being amortized over the lease term.

[6] Stock-based compensation:

The Company accounts for its stock-based employee compensation agreements in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, by measuring compensation expense using intrinsic value. Also, the Company complies with the disclosure provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation (“SFAS 123”). The Company accounts for equity securities granted to non-employees by measuring compensation expense using fair value, which is estimated using the Black-Scholes option pricing model.

[7] Income taxes:

The Company determines its income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, the assets and liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some portion or all of any deferred tax asset will not be realized.

[8] Recent accounting pronouncements:

Recently issued SFAS Nos. 141, “Business Combinations”, and 142, “Goodwill and Other intangible Assets”, require companies to use the purchase method of accounting for all business acquisitions, and periodically evaluate for impairment (as opposed to amortize) goodwill and intangible assets with an indefinite useful life carried on its books as an asset.

The Company’s management has determined that the adoption of SFAS No. 141 and SFAS No. 142 will not have a significant impact on the Company.

BURLY BEAR NETWORK, INC.
Notes to Financial Statements
December 31, 2001 and 2000

Note C — Accounts Receivable

The components of accounts receivable are:

	December 31,

	2001	2000

Accounts receivable	$932,475	$207,369
Less allowance for doubtful accounts	25,940	200

	$906,535	$207,169

During the year ended December 31, 2001, three customers accounted for 18.8%, 11.5% and 10.4% of revenue and during the year ended December 31, 2000, four customers accounted for 30.2%, 14.8%, 12.1% and 11.1% of revenue. As of December 31, 2001, three customers accounted for 18.0%, 16.1% and 16.1% of accounts receivable and at December 31, 2000, two customers accounted for 38.1% and 11.0% of accounts receivable.

Note D — Property and Equipment

The components of property and equipment are:

	December 31,

	2001	2000

Leasehold improvements	$445,049	$6,235
Technical equipment	577,830	367,347
Office computer and equipment	371,459	303,015
Furniture and fixtures	52,934	51,909
Deposits on equipment and improvements		356,589
Capitalized lease assets	57,068	57,068

Total property and equipment	1,504,340	1,142,163
Less accumulated depreciation and amortization	450,486	198,798

Total property and equipment	$1,053,854	$943,365

Accumulated depreciation of leased assets was approximately $29,000 and $17,000 as of December 31, 2001 and 2000, respectively.

Note E — Senior Secured Note

On December 7, 2000, the Company entered into a Senior Secured Note with certain shareholders. The total loan commitment was $3,350,000, of which $1,116,667 was received in December 2000 and the remainder received in January and February 2001. The outstanding principal balance of the loan bears interest at 12% per annum and was scheduled to mature on February 28, 2001.

On March 29, 2001, all the outstanding principal on the Senior Secured Note, $3,350,000, was converted into 15,437 shares of Series C Convertible Participating Redeemable Preferred Stock (“Series C”) and accordingly has been classified as a non current liability as of December 31, 2000 (see Note F).

BURLY BEAR NETWORK, INC.
Notes to Financial Statements
December 31, 2001 and 2000

Note E — Senior Secured Note (continued)

Also, as part of a Senior Secured Note, the lenders are eligible to receive warrants, as determined by a formula, to purchase a certain number of shares of the Company’s Class A or Class B common stock at an exercise price of $.01 per share. The formula is based upon the Company completing certain financing by set dates. Upon closing a qualifying round of financing on March 29, 2001, the Company issued 385,945 warrants. The warrants expire in five years and are valued at approximately $834,000, which was charged to general and administrative expense in 2001 with the corresponding increase to additional paid in capital. The fair value of the common stock warrants was estimated at the grant date using the Black-Scholes option pricing model.

Note F — Preferred Stock

Pursuant to the Investment Agreement dated December 14, 1999, the Company sold 22,300 shares of Series B-1 preferred stock and 6,640 shares of Series B-2 preferred stock for $10,000,000. The Series B preferred stock may also be redeemed on March 29, 2006 if, by vote, 66% of the holders agree to redeem their Series B preferred stock at the greater of fair value or stated value.

Each share of Series A and Series B preferred stock is convertible into the Company’s Class A common stock on a 50-for-1 basis, subject to certain antidilution privileges, as defined and as subject to adjustments for certain future issuances of common stock at below the Series A or Series B preferred stock price, respectively. The holder has the right to convert the Series A and Series B preferred stock at any time. Each share of Series A and Series B will be automatically converted upon the occurrence of certain events as specified per the Investment Agreement. Upon liquidation, the holders of the Series B preferred stock have preference over the holders of the Series A preferred stock, and common stock, to their original investment amount. The holders of the Series A and Series B preferred stock have voting rights. During 2001, holders of 8,200 shares of Series A preferred stock converted their shares into 410,000 shares of Class A common stock.

As part of the sale of the Series B-1 preferred stock, warrants were given to purchase up to an aggregate of 65,115 shares of the Company’s Class A common stock and 79,585 shares of the Company’s Class B common stock at an exercise price of $6.91 per share and valued at approximately $94,000 and $114,000 using the Black-Scholes option pricing model, respectively. These warrants may be exercised until December 14, 2009. During 2001 and 2000, none of the warrants were exercised.

Additionally, any holder of shares of Series B-2 preferred stock shall be entitled, without the payment of any additional consideration, to convert at any time and from time to time any or all of the Series B-2 preferred stock into the same number of fully paid and non-assessable shares of Series B-1 preferred stock, subject to certain limitations. Any holder of shares of Series C-2 preferred stock shall be entitled, without the payment of any additional consideration, to convert at any time and from time to time any or all of the Series C-2 preferred stock into the same number of fully paid and non-assessable shares of Series C-1 preferred stock, subject to certain limitations.

Pursuant to an investment agreement dated March 29, 2001, the Company issued 56,534 shares of Series C-1 preferred stock and 1,300 shares of Series C-2 preferred stock for $12,549,978 to outside investors ($3,350,000 of which represents the conversion of the outstanding principal balance on the Senior Secured Credit Agreement). Each holder of Series C-1 or C-2 preferred stock is entitled to convert each share of preferred stock into 50 shares of Class A or Class B common stock, respectively. The holder has the right to convert the Series C preferred stock at any time. Each share of Series C preferred stock will be automatically converted upon the occurrence of certain events. Upon liquidation, the holders of the Series C preferred stock have preference over the holders of the Series B preferred stock, Series A preferred stock, and common stock, to their original investment amount.

As part of the sale of the Series C preferred stock, 578,340 warrants were given to purchase up to an aggregate of shares of the Company’s Class A or Class B common stock at an exercise price of $4.34 per share and valued at approximately $527,000 using the Black-Scholes option pricing model. These warrants may be exercised at any time until March 29, 2009.

BURLY BEAR NETWORK, INC.
Notes to Financial Statements
December 31, 2001 and 2000

Note F — Preferred Stock (continued)

During September 2001, the Company’s designation of Series B-2 and C-2 preferred stock was cancelled.

During September 2001, the Company entered into an agreement for telecast time. The Company issued 38,530 shares of Series C-1 preferred stock, which the Company has valued at $8,360,000 and is obligated to make four quarterly cash payments of $500,000. Based on anticipated net cash flow relating to the telecast time over the term of the agreement the Company charged approximately $9,014,000 to expense during the year ended December 31, 2001. The balance of the cost of $1,346,000 is being charged ratably over the term of the agreement.

Note G — Common Stock

As of December 31, 2000, the authorized common stock of the Company consists of 7,000,000 shares of $.01 par value Class A common stock and 7,000,000 shares of $.01 par value Class B common stock. Each outstanding share of Class A common stock is entitled to vote, and Class B common stock shall not be entitled to vote and shall not be included in determining the number of shares voting or entitled to vote on corporate matters. However, holders of Class B common stock shall have the right to vote as a separate class on any merger or consolidation of the Company with or into another entity. Any stockholder of Class A common stock may convert any or all of the shares at any time into the same number of shares of Class B common stock. Any stockholder of Class B common stock may convert any or all of the shares into the same number of shares of Class A common stock subject to certain limitations as per the agreement.

In March 2001, the Company amended its certificate of incorporation to increase it’s authorized Class A and Class B common stock from 7,000,000 to 11,775,000 shares. In September 2001, the Company further amended its certificate of incorporation to increase its authorized Class A common stock from 11,775,000 to 12,843,396 and canceled the designation of the Class B common stock. As a result of the amendment, the outstanding warrants originally exercisable into Class B common stock are exercisable into Class A common stock.

The Company has reserved for issuance: (i) 1,108,985 shares of Class A common stock upon exercise of warrants, (ii) 1,849,000 shares of Class A common stock issuable under the 2000 Stock Option Plan (as defined in Note I) and (iii) 9,067,347 shares of Class A common stock upon the conversion of the Series A,B and C preferred stock.

Note H — Commitments and Contingencies

The Company conducts its operations from premises leased under a noncancellable operating lease expiring in 2008. The lease contains escalation provisions for operating expenses and real estate taxes throughout the life of the lease. Future minimum rental payments consisted of the following at December 31, 2001:

Operating
Leases

2002	$322,817
2003	322,626
2004	333,918
2005	345,605
2006	409,835
Thereafter	613,155

$2,347,956

Rent is being charged to expense on a straight-line basis over the term of the lease. Rent expense for the years ended December 31, 2001 and 2000 was $378,922 and $330,917, respectively.

BURLY BEAR NETWORK, INC.
Notes to Financial Statements
December 31, 2001 and 2000

Note I — Stock Option Plan

The Company’s 2000 stock option plan, as amended, (the “Plan”) provides for the issuance of up to 1,849,000 options to purchase shares of Class A common stock to employees, directors and consultants of the Company. The Board of Directors is responsible for determining the type of award, when and to whom awards are granted, the number of shares, terms of the awards, and exercise price.

The following tabulation summarizes certain information related to stock options:

	Year Ended December 31,

	2001		2000

		Weighted-		Weighted-
		Average		Average
	Number of	Exercise	Number of	Exercise
	Shares	Price	Shares	Price

Options outstanding at the beginning of year	983,620	$3.45
Granted	1,001,026	2.24	992,220	$3.45
Expired	(335,535)	3.33	(8,600)	3.45
Exercised

Options outstanding at end of year	1,649,111	2.75	983,620	3.45

Options exercisable at end of year	388,765	3.44	81,624	3.45
Weighted average fair value of options granted		1.76

The following table presents information relating to stock options outstanding at December 31, 2001:

	Options Outstanding			Options Exercisable

		Weighted	Weighted		Weighted
		Average	Average		Average
Exercise		Exercise	Remaining		Exercise
Price	Shares	Price	Life in Years	Shares	Price

$2.17	916,510	$2.17		9,667	$2.17
$3.45	705,601	$3.45		371,223	$3.45
$4.34	27,000	$4.34		7,875	$4.34

	1,649,111	$2.75		388,765	$3.44

Pro forma information regarding net loss is required by SFAS 123 and has been determined as if the Company had accounted for its employee stock options under the fair-value method of that statement. The effect of applying SFAS 123 on the pro forma net loss as stated above is not necessarily representative of the effects on reported net loss for future years due to, among other things (1) the vesting period of the stock options and (2) the fair value of additional stock options in future years. The following pro forma information gives effect to the fair value of the options on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, volatility of near zero, risk free interest rates of 4.25% and 6.33% for 2001 and 2000, respectively and expected life of four years. If the Company recognized employee stock-related compensation expense in accordance with SFAS 123, its net losses for the year ended December 31, 2001 and 2000 would have increased by approximately $760,000 and $562,000, respectively.

BURLY BEAR NETWORK, INC.
Notes to Financial Statements
December 31, 2001 and 2000

Note J — Income Taxes

At December 31, 2001, the Company had net operating loss carryforwards available to offset future taxable income of approximately $27,439,000. These carryforwards expire in 2021. The availability of the net operating loss carryforwards to offset taxable income in future years may be limited if the Company undergoes a greater than 50 percent ownership change, as defined by Section 382 of the Internal Revenue Code. The deferred tax asset consists primarily of the net operating loss carryforward of approximately $10,975,000.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which the net operating loss carryforwards can be utilized. Since the Company has incurred losses, the Company has established a full valuation allowance for the net deferred tax assets as of December 31, 2001 and 2000.

Note K — Retirement Plans

Through May 31, 2001, employees of the Company were covered under the BVI qualified noncontributory profit-sharing plan (the “Plan”). Annual contributions to the Plan were made at the sole discretion of the Board of Directors of the Company. For 2001 and 2000, there was no profit-sharing expense.

Through May 31, 2001, employees of the Company were covered under the BVI 401(k) retirement plan covering all employees. The employer’s matching contributions amounted to approximately $1,928 and $3,700 for the years ended December 31, 2001 and 2000, respectively.

Effective June 1, 2001, the Company adopted its own 401(k) plan which covers all employees. Those employees under the BVI 401(k) plan were transferred into this new plan. The Company’s matching contributions amounted to $32,750 for 2001.

Note L — Other

During 2001 and 2000, BVI charged the Company approximately $526,000 and $800,000, respectively, for services rendered.

Note M — Subsequent Events

(1)	On April 1, 2002, the Company entered into a Senior Secured Credit Agreement (the “Agreement”) for $1,725,000. The outstanding principal balance of the loan bears interest at 12% per annum and matures on September 30, 2002. The outstanding balance of principal and accrued interest shall automatically convert into such number and type of securities that would be issued in a qualified financing, as defined, at a per share price equal to sixty percent (60%) of the per share price in such qualified financing.

In connection with the Agreement, the Company also will issue that number of warrants to purchase the Company’s Class A common stock equal to (1) $1,725,000 divided by the Series C Conversion Price, as defined or (2) in the event the Company completed a qualifying financing, as defined, on or before September 30, 2002, $1,725,000 divided by the price per share of the securities issued in such qualifying financing. The warrants are immediately exercisable and expire in ten years.

(2)	In July 2002, the Company ceased operations and commenced a wind-down of its business. On August 30, 2002, the Company entered into an agreement to sell substantially all its remaining assets.

BURLY BEAR NETWORK, INC.

BALANCE SHEET

June 30, 2002

(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$203,339
Accounts receivable, net of allowance	401,979
Total current assets	605,318
Capitalized film library and production costs, net of accumulated amortization	330,670
Property and equipment, net of accumulated depreciation and amortization	269,330

$1,205,318

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,210,686
Current portion of capital leases	3,124
Total current liabilities	1,213,810
Loan payable, senior secured note	990,611
Shareholders’ equity:
Preferred stock	1,643
Common stock	8,180
Additional paid in capital	33,765,057
Accumulated deficit	(34,773,983)
Total shareholders’ equity	(999,103)

$1,205,318

See accompanying notes to consolidated financial statements.

BURLY BEAR NETWORK, INC.

STATEMENTS OF OPERATIONS

	Six months ended	Six months ended
	June 30, 2002	June 30, 2001

	(Unaudited)	(Unaudited)
Revenue	$1,787,939	$490,236
Costs and operating expenses:
Agency commissions	171,283	53,713
Direct costs	3,499,003	2,061,508
Selling, General and administrative expenses	3,778,854	5,762,666
Loss on impairment of assets	1,501,199	—

Total operating expenses	8,950,339	7,877,887

Net income (loss) before provision for income taxes	(7,162,400)	(7,387,651)
Provision for income taxes	12,108	10,905

Net loss	$(7,174,508)	$(7,398,556)

See accompanying notes to consolidated financial statements.

BURLY BEAR NETWORK, INC.

STATEMENTS OF CASH FLOWS

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

	Six months ended	Six months ended
	June 30, 2002	June 30, 2001

	(Unaudited)	(Unaudited)
Cash flows provided by (used for) operating activities:
Net loss	$(7,174,508)	$(7,398,556)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation	142,066	84,710
Amortization	521,130	519,219
Impairment loss	1,501,199	—
Debt costs on convertible notes	1,981,223	—
Warrants issued in connection with senior secured note	—	834,000
Stock issued for services	—	2,061,729
Changes in assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	504,556	(51,140)
Prepaid expenses	114,864	(207,349)
Changes in assets and liabilities:
(Increase) decrease in assets — accounts payable and accrued expenses	454,962	(483,086)

Total adjustments	5,220,000	2,758,083

Net cash used for operating activities	(1,954,508)	(4,640,473)
Cash flows provided by (used for) investing activities:
Acquisition of property and equipment	(31,406)	(130,721)
Acquisition of Film library and production costs	(337,901)	(345,421)

	Six months ended	Six months ended
	June 30, 2002	June 30, 2001

	(Unaudited)	(Unaudited)

Net cash provided by (used for) investing activities	(369,307)	(476,142)
Cash flows provided by (used for) financing activities:
Proceeds from note payable	990,661	2,000,000
Proceeds from issuance of preferred stock, net of costs	—	8,795,243
Payments on capitalized lease	(11,249)	(8,901)
Payments to related party	—	(284,023)

Net cash provided by (used for) financing activities	979,412	10,502,319
Net increase (decrease) in cash	(1,344,403)	5,385,704
Cash, beginning of period	1,547,742	1,038,983

Cash, end of period	$203,339	$6,424,687

Supplemental disclosure of noncash financing activities:
Conversion of senior secured note to preferred stock	$3,350,000	$—

Conversion of due to related party to senior secured note	$233,333	$—

Preferred stock converted to common stock	$4,100	$—

See accompanying notes to consolidated financial statements.

BURLY BEAR NETWORK, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2002

(1)	Description of Business:

Interim Financial Statements:

The accompanying financial statements include all adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented. Interim results are not necessarily indicative of the results to be expected for a full year. The financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2001 included elsewhere in this 8K/A.

General:

Burly Bear LLC (“LLC”) was formed in 1997 by a joint venture with Broadway Video, Inc. (“BVI”) and Ursa Major Holdings, Inc. (“Ursa”) (formerly known as Burly Bear Network, Inc., a Connecticut Corporation). BVI and Ursa originally owned 80% and 20% of LLC, respectively. Because BVI’s funding of LLC, from inception through December 13, 1999, exceeded the committed amounts per the joint venture agreement, the ownership interest for BVI and Ursa changed to 84.48% and 15.52%, respectively. On December 14, 1999, LLC merged with Burly Bear Network, Inc. (a Delaware Corporation) (the “Company”). BVI’s ownership interest was converted into 47,100 shares of Series A Convertible Participating Preferred Stock (“Series A”) and Ursa’s ownership interest was converted into 408,000 shares of Class A common stock of the Company. Also, on December 14, 1999, pursuant to a private placement, the Company issued 22,300 shares of Series B-1 Convertible Participating Redeemable Preferred Stock and 6,640 shares of Series B-2 Convertible Participating Redeemable Preferred Stock (collectively, “Series B”) for $10,000,000 to outside investors.

The Company is a cable and marketing company anchored by a national network and a college cable television network, a broadband Internet destination and a touring, live event and field marketing business.

BURLY BEAR NETWORK, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

SIX MONTHS ENDED JUNE 30, 2002

(2)	Senior Secured Note:

On April 1, 2002, the Company entered into a Senior Secured Credit Agreement (the “Agreement”) for a maximum not to exceed $2,000,000. The outstanding principal balance of the loan bears interest at 12% per annum and matures on September 30, 2002. The outstanding balance of principal and accrued interest shall automatically convert into such number and type of securities that would be issued in a qualified financing, as defined, at a per share price equal to sixty percent (60%) of the per share price in such qualified financing.

In connection with the Agreement, the Company also will issue that number of warrants to purchase the Company’s Class A common stock equal to (1) the principle balance divided by the Series C Conversion Price, as defined or (2) in the event the Company completed a qualifying financing, as defined, on or before September 30, 2002, the principle balance divided by the price per share of the securities issued in such qualifying financing. The warrants are immediately exercisable and expire in ten years. Since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature should be recorded as a debt discount and amortized using the effective interest rate over the life of the debt in accordance with EITF 00-27. Total cost of beneficial conversion feature and cost of warrants issued exceed the face value of the notes payable, therefore, only approximately $2 million, the face amount of the note, is recognizable as debt discount, and is being amortized over the life of the notes payable. Any unamortized debt discount will be charged to expense upon conversion, as interest expense.

$1,750,000 was received in a first tranche in April, 2002, with an additional $231,223 in a second tranche in June, 2002, for a total principle balance of $1,981,223. As of June 30, 2002, no warrants have been exercised.

(3)	Subsequent event:

In July 2002, the Company ceased operations and commenced a wind-down of its business. On August 30, 2002, the Company entered into an agreement to sell substantially all its remaining assets, mainly consisting of the film library and production costs to National Lampoon Networks, Inc (“NLNI”) for consideration of $200,000 in cash, less certain transaction expenses; shares of the Company’s parent company’s Common Stock having an aggregate value of $400,000; and 150 shares of NLNI Common Stock, representing fifteen percent of NLNI’s issued and outstanding shares of Common Stock. As a result of this subsequent sale, the Company has determined the fair value of the film library and production costs to be the sale price, and accordingly has recognized an Impairment loss of approximately $1,500,000, based on the excess of the carrying value over the sales price.

J2 COMMUNICATIONS
Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of
Operations for the Acquisition of Burly Bear Networks, Inc.
(In thousands except share and per share data)

On August 30, 2002, the Company, through its wholly owned subsidiary National Lampoon Networks, Inc (“NLNI”), entered into an agreement to purchase substantially all the assets, mainly consisting of the film library and production costs of Burly Bear Networks, Inc. (“Burly Bear”), a privately owned entity. Consideration exchanged in the acquisition consisted of $200,000 in cash, less certain transaction expenses; shares of the Company’s common stock having an aggregate value of $400,000; and 150 shares of NLNI Common Stock, representing fifteen percent of NLNI’s issued and outstanding shares of Common Stock.. The purchase price allocation reflects management’s estimates at the date of acquisition. Management has not established a final allocation of the purchase price, when the final allocation is established adjustments will be made pursuant to SFAS 141.

The following unaudited pro forma condensed consolidated balance sheet and statements of operations of J2 Communications at July 31, 2002 and for the year ended July 31, 2002, have been prepared to illustrate the effect of the Acquisition, as though it had occurred on August 1, 2001, for purposes of the pro forma statements of operations. The assumptions are described in the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations.

The pro forma condensed consolidated balance sheet and statements of operations are presented for illustrative purposes only and are not necessarily indicative of the results of operations of the Company that would have been reported had the Acquisition occurred on August 1, 2001, nor do they represent a forecast of the results of operations for any future period. The unaudited pro forma condensed consolidated statements, include the Notes thereto, should be read in conjunction with the historical consolidated financial statements of the Company, which are incorporated herein by reference.

J2 COMMUNICATIONS
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
July 31, 2002 (in thousands)

	J2 Communications	Burly Bear Network, Inc.	Pro Forma Consolidated		Pro Forma
	7/31/2002	6/30/2002	Adjustments		Consolidated

Assets
Current assets:
Cash	$1,024	$203	$(463	)(1)	$764
Accounts receivable, net		402	(402	)(1)	—
Prepaid expenses & other current assets	15	—	—		15

Total current assets	1,039	605	(865)		779
Capitalized Prod. Costs, net	3	331	33	(1)	367
Property and equipment, net	7	269	27	(1)	303
Intangible assets, net	2,696	—			2,696

	$3,745	$1,205	$(805)		$4,145

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,216	$1,213	$(1,213	)(1)	$1,216

Total current liabilities	1,216	1,213	(1,213)		1,216
Long-term debt, less current maturities	—	991	(991	)(1)	—

Total liabilities	1,216	2,204	(2,204)		1,216

	J2 Communications	Burly Bear Network, Inc.	Pro Forma Consolidated		Pro Forma
	7/31/2002	6/30/2002	Adjustments		Consolidated

Stockholders’ equity:
Preferred Stock	2,585	2	(2	)(1)	2,585
Common stock	9,987	8	392	(1)	10,387
Additional paid-in capital	—	33,765	(33,765	)(1)	—
Accumulated other comprehensive loss	(151)	—			(151)
Accumulated deficit	(9,892)	(34,774)	34,774	(1)	(9,892)

Total stockholders’ equity	2,529	(999)	1,399		2,929

	$3,745	$1,205	$(805)		$4,145

J2 COMMUNICATIONS
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
Year Ended July 31, 2002 (in thousands, except per share amounts)

			Pro Forma
	J2 Communications	Burly Bear Network, Inc.	Consolidated Adjustments	Pro Forma Consolidated

		(B)
Revenues	$943	$3,695		$4,638
Cost of goods sold	122	15,381		15,503

Gross profit	822	(11,686)		(10,865)

Operating costs and expenses
Amortization	240		121	361
Proxy solicitation	546			546
Stock Appreciation Rights benefit and conversion	(702)			(702)
Impairment loss on assets		1,501		1,501
General, administrative and selling expenses	2,538	7,431	99	10,068

Total operating costs and expenses	2,622	8,932	220	11,774

Loss from operations	(1,800)	(20,618)	(220)	(22,639)
Other income	189	—		—

Loss before income taxes	(1,611)	(20,618)	(220)	(22,639)
Provision for income taxes	2	21	—	23

Net loss	$(1,613)	$(20,639)	$(220)	$(22,662)

Loss per share	$(1.17)		$(2.98)	$(15.58)

Weighted average number of shares outstanding, basic and diluted	1,380,597		73,801	1,454,398

J2 COMMUNICATIONS
Notes to Pro Forma Condensed Consolidated Financial Statements
(unaudited)

Note A — The pro forma adjustments to the condensed consolidated balance sheet are as follows:

(1) To reflect the acquisition of Burly Bear and the allocation of the purchase price on the basis of the fair value of the assets acquired. The components of the purchase price and its allocation to the assets and liabilities of Burly Bear are as follows (in thousands):

Components of purchase price:
Cash paid	200
Acquisition closing costs	60
Value of common stock issued	400

660
Allocation of purchase price:
Cash	(203)
Account Receivable	(402)
Capitalized Prod. Costs	33
Property and equipment, net	27
Accounts payable and accrued expenses	1,213
Long-term debt	991
Preferred Stock	2
Common stock	8
Additional paid-in capital	33,765
Accumulated deficit	(34,774)

660

Note B — The pro forma adjustments to the condensed consolidated statements of income are as follows:

(Note: Burly Bear fiscal year end is December 31. Amounts shown have been adjusted to represent the 12 months ended June 30, 2002)

(2) Amortization of film costs acquired over three years	$121
(3) Depreciation on property and equipment acquired over three years	$99

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement dated August 30, 2002, between National Lampoon Networks, Inc. and Burly Bear Network, Inc., and Joined In By J2 Communications and Constellation Venture Capital, L.P. This Exhibit is incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Registrant on September 9, 2002.
4.1	Piggyback Registration Rights Agreement, dated September 3, 2002, among J2 Communications, Constellation Venture Capital, L.P. and Certain Shareholders. This Exhibit is incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on September 9, 2002.
23.1	Consent of Eisner LLP.
23.3	Consent of Ernst & Young LLP.